EXHIBIT NO. 99.2
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                                ITEM 7 INFORMATION


             The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by

     Morgan Stanley Capital Services Inc., a wholly-owned subsidiary of Morgan

     Stanley.